News Release
Novelis Announces Senior Notes Offering

ATLANTA, August 11, 2025 — Novelis Inc. ("Novelis"), a leading sustainable aluminum solutions provider and the world leader in aluminum rolling and recycling, today announced that its indirect wholly-owned subsidiary, Novelis Corporation (the "Issuer"), is proposing to offer $750 million aggregate principal amount of its senior unsecured notes due 2033 (the "Notes") in a private offering (the "Proposed Offering") that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by Novelis, and by certain of Novelis' subsidiaries.
The Issuer intends to use the net proceeds from the Proposed Offering, together with cash on hand, to (i) purchase all of the outstanding $750 million aggregate principal amount of its 3.250% Senior Notes due November 2026 (the “2026 Notes”) that are validly tendered and not withdrawn pursuant the Issuer’s previously announced tender offer (the “Tender Offer”) and (ii) pay fees and expenses in connection with the Proposed Offering and the Tender Offer. To the extent that there are any remaining proceeds from the Proposed Offering, the Issuer intends, but is not obligated, to use such proceeds to redeem the remaining 2026 Notes that are not validly tendered pursuant to the Tender Offer at the applicable optional redemption price, plus accrued and unpaid interest to, but not including, the date of redemption in accordance with the terms of the indenture governing the 2026 Notes.
The Notes and the related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws, and have not been, and will not be, offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.
This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.
There can be no assurance that the Issuer will be able to complete the Proposed Offering as described herein or at all.
About Novelis
Novelis Inc. is driven by its purpose of shaping a sustainable world together. We are a global leader in the production of innovative aluminum products and solutions and the world's largest recycler of aluminum. Our ambition is to be the leading provider of low-carbon, sustainable aluminum solutions and to achieve a fully circular economy by partnering with our suppliers, as well as our customers in the aerospace, automotive, beverage packaging and specialties industries throughout North America, Europe, Asia and South America. Novelis had net sales of $17.1 billion in fiscal year 2025. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai. For more information, visit novelis.com.
Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this news release are statements about the Proposed Offering of the Notes and the use of proceeds therefrom. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. Novelis does not intend, and Novelis disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:	Investor Contact:
Julie Groover	Megan Cochard
+1 404 316 7525	+1 404 760 4170
julie.groover@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com